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                                                                Exhibit 23.3

May 28, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are aware that our report dated April 28, 1999 on our review of interim financial information of PDS Financial Corporation (the "Company") as of and for the period ended March 31, 1999 and included in the Company's quarterly report on Form 10-Q for the quarter then ended is incorporated by reference in its Registration Statement dated May 28, 1999.

Very truly yours,



/s/ PricewaterhouseCoopers LLP